                                                                    Exhibit 10.6

                             VISION BANCSHARES, INC.
                             SUBSCRIPTION AGREEMENT
                             ----------------------

Vision Bancshares, Inc.
2201 West 1/st/ Street
Gulf Shores, Alabama 36545

Gentlemen:

     I refer to the proposed sale by Vision Bancshares, Inc., an Alabama corporation (the "Company"), of a maximum of 833,334 shares of its common stock (the "Shares"). Capitalized terms herein have the same meaning given to them in the Prospectus dated January __, 2002 (the "Prospectus") of the Company unless defined otherwise herein.

     1. Subscription. I hereby agree to purchase and subscribe for the amount of Shares for an aggregate purchase price set forth next to my name at the end of this Agreement upon the terms and conditions set forth herein and in the Prospectus. (A minimum purchase of 100 shares is required.) I understand that my subscription is subject to acceptance or rejection by the Company and shall not be binding unless and until this Agreement has been countersigned by the Company. A check in the amount of the purchase price is enclosed.

     2. Acceptance of Subscription. If my subscription is not accepted by the Company for any reason whatsoever, then the Company shall return to me, with any applicable interest earned thereon, the check (or its check in the identical amount of the check) and thereupon, this Agreement shall be null and void and of no further force or effect.

     3. Joint Ownership. If more than one person is signing this Agreement, each undertaking herein shall be a joint and several undertaking of such persons.

     4. Applicable Law. This Agreement shall be construed in accordance with and be governed by the laws applicable to contracts made and wholly performed in the State of Alabama.

     5. Entire Agreement. This Agreement, if accepted by the Company, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the parties.

     6. Assignability. I acknowledge that I may not assign any of my rights or interest in and under this Agreement without prior written consent of the Company, and any attempted assignment without such consent shall be void and without effect.

         IN WITNESS WHEREOF, I have executed this Subscription Agreement this _____ day of _________________, 2002.


Number of Shares                                ________________________________
Purchased:_______________________               Signature

                                                Name (Please Print)

Total Purchase Price of Shares
Purchased:_______________________               ________________________________
                                                Street Address

                                                ________________________________
                                                City and State

                                                ________________________________
                                                Telephone Number


                                                ________________________________


                                                SUBSCRIPTION ACCEPTED:



                                                By:_____________________________
                                                   For Vision Bancshares, Inc.


Please return your check and this subscription agreement signed by you to Vision Bank in the self-addressed envelope provided. Please use only the envelope provided, and if you do not have the self-addressed envelope, please call J. Daniel Sizemore at (334) 967-4212.